EXHIBIT 16


                                OCTOBER 13, 2004


United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Altex Industries, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:
     (1) We have read the Company's response to Item 4 of Form 8-K signed October 12, 2004; and
     (2)  We  agree  with  the  information  contained  therein.

Very truly yours,

BURDICK, MERITT & ASSOCIATES, P.C.

By: /s/James L. Burdick

James L. Burdick

1600 Broadway, Suite 620
Denver, CO 80202
(303)813-1380 > T (303)813-1386 > F
www.bmacpa.com


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